Exhibit 2(k)(5)

9.25% Fixed Rate Note, Series 2011-A

April ___, 2011

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  ANY RESALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE ONLY:  (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE ONLY IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER APPLICABLE JURISDICTION.  BY ACQUISITION OF THIS NOTE, ANY PURCHASER OF THIS NOTE AGREES THAT THE ISSUER SHALL NOT REGISTER THE TRANSFER OF THIS NOTE, NOR SHALL ANY SUCH TRANSFER BE EFFECTIVE, EXCEPT AFTER RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER STATING THAT SUCH TRANSFER COMPLIES WITH THE SECURITIES ACT OF 1933 AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE IS REGISTERED, AS TO PRINCIPAL AND INTEREST, WITH THE ISSUER OF THIS NOTE.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY BY PRESENTATION AND SURRENDER HEREOF TO THE ISSUER OF THIS NOTE, DULY REGISTERED ON THE BOOKS OF THE ISSUER OF THIS NOTE, AND ACCOMPANIED BY AN ASSIGNMENT (IN THE FORM ATTACHED AS AN EXHIBIT TO THIS NOTE) DULY COMPLETED AND EXECUTED BY THE REGISTERED HOLDER HEREOF.  THIS NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THIS PARAGRAPH, AND IF SO TRANSFERRED, MAY ONLY BE TRANSFERRED IN TOTAL AND MAY NOT BE TRANSFERRED IN MORE THAN ONE FRACTION OR SUBDIVISION UNLESS REPLACEMENT PROMISSORY NOTES ARE ISSUED BY THE ISSUER.  BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THE TERMS AND CONDITIONS SET FORTH HEREIN.

REGISTERED	$___________________

NO. 1

DR SPE, LLC

9.25% Fixed Rate Note, Series 2011-A

DR SPE, LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Rochdale High Yield Advances Fund LLC, a Delaware limited liability company (“Purchaser”) or registered assigns, ______________________ and No/100 Dollars ($______________), payable on the 15th day of each January, April, July and October if such date is a Business Day, or the next succeeding Business Day (each such payment date being referred to herein as a “Note Payment Date”), commencing July 15, 2011, in an amount equal to the greater of (a) accrued and unpaid interest on the principal balance hereof or (b) the Litigation Proceeds actually received by the Dura Rock LF Trust (for and with respect to its Rochdale High Yield Advances Fund series) (the “Trust”) and on deposit in the Collection Account as of any Note Payment Date net of fees and expenses paid by the Issuer or the Trust (for and with respect to its Rochdale High Yield Advances Fund series), of which the Issuer is the sole beneficial owner, due and owing under the Related Documents (each such payment due and payable under this Note, a “Scheduled Payment”), provided, that the entire unpaid principal amount of this Note shall be due and payable on March ___, 2016 (the “Maturity Date”).  The Issuer will pay interest on this Note at an interest rate equal to 9.25% per annum on each Note Payment Date, until the principal of this Note is paid in full, on the principal amount of this Note outstanding on the preceding Note Payment Date (after giving effect to all payments of principal made on the preceding Note Payment Date).  Interest on this Note will accrue for each Note Payment Date from the most recent Note Payment Date on which interest has been paid to but excluding such Note Payment Date or with respect to the first Note Payment Date, for the actual number of days from the Closing Date to but excluding the first Note Payment Date.  Interest will be computed on the basis of a 360-day year of thirty (30) day months.  This Note may be offered, resold, pledged or otherwise transferred only by presentation and surrender hereof to the Issuer, duly registered on the books of the Issuer, accompanied by an assignment (in substantially the form attached as an exhibit to this Note) duly completed and executed by the registered holder hereof and otherwise in accordance with the legend on Page 1 of this Note.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

The Note is and will be secured by the “Collateral” pledged as security therefore, as and to the extent provided in the SUBI Certificate Pledge Agreement dated on even date hereof by the Issuer in favor of the Purchaser, and shall have the meaning set forth therein.

This Note may not be voluntarily prepaid, in whole, or in part, by the Issuer, provided,

however, that principal prepayments of this Note required pursuant to the terms of this Note shall not be prohibited.

Each of the following shall constitute an Event of Default under this Note:

(i)           The Issuer shall fail to pay, within three (3) Business Days of the date when due, any Scheduled Payment on this Note, or Peach Holdings, LLC (“Peach”) shall fail to pay, within three (3) Business Days of the date when due, amounts due and owing by Peach to the Purchaser under any Related Document and/or Transaction Document, as applicable.  For purposes of this Note, “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which commercial banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law to be closed; or

(ii)          There shall occur any default by the Issuer or Peach in the performance of any agreement, covenant or obligation contained in this Note or such Related Document or Transaction Document applicable to the Issuer or Peach other than per (i) above, and such default shall (a) continue for thirty (30) days without cure and (b) shall reasonably be likely to result in a material adverse effect with respect to the Purchaser or any material portion of the Collateral; or

(iii)         Any representation or warranty made by the Issuer or Peach to the Purchaser herein, in any Related Document or Transaction Document or in any certificate or report furnished to the Purchaser in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made and shall reasonably be likely to result in a material adverse effect with respect to the Purchaser or any material portion of the Collateral; or

(iv)         The Issuer or Peach shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or take any corporate or comparable action for the purpose of effecting any of the foregoing; or

(v)         An involuntary petition or complaint shall be filed against the Issuer or Peach seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Issuer or Peach or of all or substantially all of their respective assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

(vi)         There shall occur any material loss, theft, damage, destruction levy, seizure or attachment of any material portion of the Collateral, which loss, theft, damage,

destruction, levy, seizure or attachment is not adequately insured or which loss, theft, damage, destruction, levy, seizure or attachment is not cured within thirty (30) days.

If an Event of Default shall have occurred and be continuing, the interest rate accruing hereunder shall increase to eleven and one quarter percent (11.25%), and the Purchaser may, at its option, take any or all of the following actions:

(i)           The Purchaser may declare any or all principal and interest under this Note to be immediately due and payable, bring suit against the Issuer to collect the principal and interest under this Note, exercise any remedy available to the Purchaser hereunder or at law and take any action or exercise any remedy provided herein or in any other Related Document or Transaction Document or under applicable law.  No remedy shall be exclusive of other remedies or impair the right of the Purchaser to exercise any other remedies; and

(ii)          Without waiving any of its other rights hereunder or under any other Related Document or Transaction Document, the Purchaser shall have all rights and remedies of a secured party under the Uniform Commercial Code and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.

Capitalized terms used but not specifically defined herein shall have the meaning set forth in the Note Purchase Agreement dated as of even date hereof by and among the Issuer, the Purchaser, Peach and Rochdale Investment Management, LLC (the “Note Purchase Agreement”).

Any holder of this Note, by acceptance of this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer (i) on the Note, (ii) under the Note Purchase Agreement or (iii) under any certificate or other writing delivered in connection therewith, against (i) any owner of the Issuer or (ii) any holder of an interest in the Issuer, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent and agreement of the Issuer and the holder of this Note that, for all purposes, including federal income, state and local income and franchise and any other income taxes, the Note will be treated as debt of the Issuer.  Any holder of this Note, by acceptance of this Note, covenants and agrees to treat this Note as debt for such tax purposes and to take no action inconsistent with such treatment.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Note Purchase Agreement.

This Note and the Note Purchase Agreement and all matters arising out of or in any way related to this Note or the Note Purchase Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

(Signature on following page)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, by its Authorized Officer.

DR SPE, LLC

By:
Name:
Title:

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_______________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto  _________________________________ (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________ attorney, to transfer the said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________*

•
NOTE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alternation, enlargement or any change whatsoever.